Exhibit 99.2

REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
March 18, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ________________ and ________________, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the special meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the special meeting or otherwise, all the shares of Republic First Bancorp, Inc. common stock held of record by the undersigned at the close of business on January 29, 2009, at the special meeting of shareholders, to be held March 18, 2009, and at any and all adjournments or postponements thereof. The board of directors recommends a vote “FOR” each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR each of proposals set forth herein. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies of for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

The undersigned acknowledges receipt from Republic First Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting scheduled to be held on March 18, 2009 and the Proxy Statement dated February __, 2009.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

REPUBLIC FIRST BANCORP, INC. — SPECIAL MEETING, MARCH 18, 2009:

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-866-246-8478 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/frbk and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To approve and adopt the agreement and plan of merger entered into by Republic First Bancorp, Inc. and Pennsylvania Commerce Bancorp, Inc., dated as of November 7, 2008, which provides for, among other things, the merger of Republic First Bancorp, Inc. with and into Pennsylvania Commerce Bancorp, Inc.

For    Against     Abstain
[   ]        [  ]               [  ]

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the agreement and plan of merger.

For    Against     Abstain
[   ]        [  ]               [  ]

This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Republic First Bancorp, Inc. on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Republic First Bancorp, Inc. common stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

Mark here if you plan to attend the meeting           [  ]

Mark here for address change and note change    [  ]

___________________________________________________

___________________________________________________

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.

Please be sure to date and sign                Date
this proxy card in the box below.

____________________________________
Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 18, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., March 18, 2009:
1-866-246-8478

Vote by Internet
anytime prior to
3 a.m., March 18, 2009 go to
https://www.proxyvotenow.com/frbk

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!